LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of March 14, 1997, by and between Arizona Instrument Corporation ("Borrower") whose address is 4114 East Wood Street, Phoenix, AZ 85050, and Silicon Valley Bank, a California chartered bank ("Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement (the "Domestic Loan Agreement") and a Second Amended and Restated Loan and Security Agreement (the "Export Loan Agreement"), both dated March 15, 1995, as such agreements may be amended from time to time, (collectively, the "Loan Agreement"). The Domestic Loan Agreement provided for, among other things, a Committed Line in the original amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the "Domestic Line"). The Export Loan Agreement provided for, among other things, a Committed Line in the principal amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) (the "Export Line"). Borrower has also executed a Promissory Note, dated November 7, 1995, in the original principal amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) (the "Term Loan"). The Export Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated March 15, 1996, pursuant to which, among other things, the principal amount of the Committed Line was decreased to One Million and 00/100 Dollars ($1,000,000.00). Defined terms used but not otherwise defined shall have the same meaning as in the Loan Agreements.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness, together with other promissory notes from Borrower to Lender, is secured by the Collateral as defined in each of the Loan Agreements, a Collateral Assignment, Patent Mortgage and Security Agreement dated February 12, 1993 and a Reaffirmation of Collateral Assignment, Patent Mortgage and Security Agreement dated March 15, 1995. Additionally, repayment of the Export Committed Line is guaranteed by the Export-Import Bank of the United States (the "Guarantor") pursuant to a Guarantee Agreement (the "Guaranty").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to the Loan Agreement.
          -------------------------------------

          1.   The term "Maturity Date" shall mean March 13, 1998.

          2. Section 6.9 entitled "Debt-Net Worth Ratio" is hereby amended in its entirety to read as follows:

               Borrower shall maintain as of the last day of each quarter, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.00 to 1.00.
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     B.   Modification(s) to the Domestic Loan Agreement.
          ----------------------------------------------

          1. Subparagraph (a) of Section 2.3 entitled "Interest Rate" is hereby amended to read as follows:

               Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average Daily Balance, at a rate equal to one (1.000) percentage point over the Prime Rate.

     C.   Modification(s) to the Export Loan Agreement.
          --------------------------------------------

          1. Subparagraph (a) of Section 2.3 entitled "Interest Rate" is hereby amended to read as follows:

               Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average Daily Balance, at a rate equal to three fourths of one (0.750) percentage point over the Prime Rate.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEES. Borrower shall pay to Lender a fee for the Domestic Loan in the amount of Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00) (the "Domestic Loan Fee"), and a fee for the Export Loan in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00) (the "Export Loan Fee") (collectively, the "Loan Fees") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fees.
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     This Loan  Modification  Agreement is executed as of the date first written above.

BORROWER:                               LENDER:

ARIZONA INSTRUMENT CORPORATION          SILICON VALLEY BANK


By: /s/ George G. Hays                  By: /s/ Kevin Conway
   ---------------------------             ----------------------------
Name: GEORGE G. HAYS                    Name: Kevin Conway
     -------------------------               --------------------------
Title: VICE PRESIDENT                   Title: Vice President
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